UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                December 16, 1999
                       (Date of earliest event reported)


                            BURLINGTON RESOURCES INC.
             (Exact name of registrant as specified in its charter)



       Delaware                        1-9971                  91-1413284
     (State or other                (Commission              (IRS Employer
     Jurisdiction of                File Number)             Identification
     Incorporation)                                              Number)




               5051 Westheimer, Suite 1400, Houston, Texas 77056
               (Address of principal executive offices, zip code)






               Registrant's telephone number including area code:
                                 (713) 624-9500

Item 5. OTHER EVENT

     On December 16, 1999, BR announced preliminary estimates of year-end 1999 reserves and disclosed that 1999 reserve revisions included performance related downward adjustments associated with certain properties located on the Gulf of Mexico Shelf and in the Permian Basin. BR also announced that it would record a one-time, non-cash charge of approximately $225 million ( pretax) to reduce the carrying value of the affected properties in accordance with Statement of Financial Accounting Standards No. 121.

     A copy of the Press Release has been included as an exhibit to this report.





Item 7. EXHIBIT

     (c)     Exhibit

             Exhibit 99.1 - Press Release of BR dated December 16, 1999




                           FORWARD-LOOKING STATEMENTS

     This report (including the exhibits) contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect BR's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the companies' 1998 Form 10-K.



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



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        BURLINGTON RESOURCES INC.
                                        (Registrant)



                                        By  /s/Philip W. Cook
                                        Philip W. Cook
                                        Vice President, Controller and
                                        Chief Accounting Officer


Date:   December 20, 1999

                                 EXHIBIT INDEX


Exhibit
Number                             Exhibit                       Page

99.1                Press Release dated December 16, 1999          5

                                  EXHIBIT 99.1


BR ANNOUNCES PRELIMINARY ESTIMATES OF YEAR-END 1999 RESERVES


     Houston, Texas, December 16, 1999. Burlington Resources Inc. (NYSE:BR) ("BR") today announced that it expected to replace approximately 140% of its 1999 worldwide oil and gas production at an average reserve replacement cost of approximately $0.72 per thousand cubic feet of natural gas equivalent (MCFE). The Company said its proved oil and gas reserves as of year-end 1999 are expected to exceed 10.2 trillion cubic feet of natural gas equivalent (TCFE), approximately 4% above year-end 1998 totals. Reserves added through extensions and discoveries, or "drill bit" additions, are expected to total over 1,250 billion cubic feet of natural gas reserves (BCFE); reserves added through acquisitions are estimated at 200 BCFE; and net negative reserve revisions are expected to total 140 BCFE. BR indicated that the estimated year-end reserve balances for both 1999 and 1998 include the reserves of Poco Petroleums Ltd. ("Poco"), which was acquired by BR in a pooling of interests transaction in November of 1999. Production for the combined company is expected to total approximately 925 BCFE for 1999.

     BR said that its reserve revisions include performance related downward adjustments associated with certain properties located on the Gulf of Mexico Shelf and in the Permian Basin. These adjustments were necessitated by accelerating decline on the Gulf of Mexico Shelf properties and poorer than expected waterflood response on a secondary recovery project in West Texas. The Company indicated that it would record a one-time, non-cash charge of approximately $225 million (pretax) in the fourth quarter of 1999 to reduce the carrying value of the affected properties in accordance with Statement of Financial Accounting Standards No. 121. The Company also indicated that fourth quarter 1999 results would include a one-time charge for costs associated with the Poco acquisition totaling $40 million (pretax).

     BR's total oil and gas capital expenditures for 1999 are estimated at $940 million. Exclusive of acquisitions, the 1999 internal oil and gas capital expenditures are estimated to be approximately $800 million, down 40% from the comparable total for 1998. Reserve replacement costs (which include the effect of reserve revisions) are expected to average approximately $0.72 per MCFE, with finding and development costs per MCFE (which excludes acquisitions) averaging a similar amount.



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


     BR reported that proved reserve acquisitions during 1999 totaled approximately 200 BCFE at a cost of $135 million, or $0.68/MCFE. On a standalone basis, BR acquired 140 BCFE of proved reserves at an average cost of $0.50/MCFE, while Poco acquired 60 BCFE at an average cost of approximately $1.10/MCFE. These acquisitions augmented BR's reserve, land and infrastructure positions in key core operating areas.

     BR indicated that, excluding the results of Poco's operations, net reserves added from all sources are expected to total 1,100 BCFE, resulting in a reserve replacement ratio of approximately 150%. Reserves added through extensions and discoveries, or "drill bit" additions, are expected to total 1,060 BCFE; reserves added through acquisitions totaled 140 BCFE; and net negative reserve revisions are expected to total approximately 90 BCFE. Reserve replacement costs (which include the effect of reserve revisions) for BR on a standalone basis are expected to average $0.60 per MCFE, with finding and development costs per MCFE (which exclude acquisitions) also averaging $0.60 per MCFE.

     Bobby Shackouls, Chairman, President and CEO of BR said, "We are very pleased with our overall operating results in 1999. With our high-graded investment program, we were able to reduce our internal oil and gas capital spending by 40% in comparison to 1998 while improving our reserve replacement performance substantially. Our finding and development costs are significantly below our average for the last several years. This is clear evidence that our fiscal discipline aimed at improving financial returns on the capital we invest is working.

     "Undoubtedly, the downward reserve revisions associated with our Gulf of Mexico Shelf operations were, in part, related to our decision to scale back investments there. However, the steeper than anticipated declines that we have continued to experience on the Shelf have reinforced our view that we made the right decision in redirecting that capital to higher return projects with lasting value creation prospects. We believe that the impact of future natural production declines in this area will be less than we have experienced this year, and will be more than offset by production growth elsewhere in our operations.

     "We are pleased to see the long-term value generating projects which were funded in our 1999 program begin to bear fruit. We brought East Irish Sea production onstream ahead of schedule, we again achieved record production in the San Juan Basin, we expanded our Madden field operations substantially and we made major strides toward first production in Algeria. Our financial strength allowed us to take advantage of several value-added property acquisition opportunities that have solidified our position in several core areas. Finally, with the Poco acquisition, we have expanded our company's growth potential significantly in an area which allows us to capitalize on some of our existing organizational competencies."

     Schedule is attached.




FORWARD-LOOKING  STATEMENTS
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.



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

                           Burlington Resources Inc.



                                  Preliminary
                           Estimated Proved Reserves

                                                              BCFE
                                                   BR      BR Canada*     Total
                                                   --      ----------     -----
December 31, 1998                                 8,020       1,855       9,875
  Revisions of previous estimates                   (90)        (50)       (140)
  Extensions, discoveries and other additions     1,060         190       1,250
  Production                                       (730)       (195)        925)
  Purchases of reserves in place                    140          60         200
  Sales of reserves in place                        -           (10)        (10)
                                                  -----        -----       -----

December 31, 1999                                 8,400       1,850      10,250
                                                  =====       =====      ======





                            Estimated Costs Incurred


(In Millions)                                      BR      BR Canada*     Total
-------------                                      --      ----------     -----
Oil and Gas
    Exploration                                 $ 180        $  85       $  265
    Development                                   405          135          540
    Reserve Acquisitions                           70           65          135
                                                   --           --          ---

        Year Ended December 31, 1999            $ 655        $ 285       $  940
                                                =====        =====       ======



*Parent Company of Poco Petroleums Ltd.


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